FSA FINANCE, INC., as Issuer,


                   MELLON MORTGAGE COMPANY, as Master Servicer


                                       and


                      FIRST UNION NATIONAL BANK, as Trustee

                            ------------------------



                                   SUPPLEMENT
                          dated as of December 22, 1998


                                       To


                                    INDENTURE
                            dated as of May 22, 1995



                             ----------------------



                       Collateralized Commercial Mortgage
                            Notes, Classes A, B and C

        THIS SUPPLEMENT, dated as of December 22, 1998 (the "Supplement"), is executed by and among FSA FINANCE, INC., as Issuer (the "Issuer"), MELLON MORTGAGE COMPANY, as Successor Master Servicer (the "Master Servicer"), and FIRST UNION NATIONAL BANK, as Successor Trustee (the "Trustee") under an Indenture dated as of May 22, 1995 (the "Indenture"), by and among the Issuer, Fleet Management and Recovery Corporation, as Master Servicer, and Bank One, Columbus, NA, as Trustee (capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture).

        WHEREAS, pursuant to the Indenture, the Notes issued thereunder are secured by a grant, pledge, assignment and conveyance of all of the Issuer's right, title and interest in the Trust Estate, which includes the Mortgage Note made by FSA Properties, Inc. (the "Original Borrower"), which Mortgage Note is, in turn, secured by certain Mortgaged Properties pursuant to one or more Mortgages under which the Original Borrower is the mortgagor, grantor and trustor;

        WHEREAS, pursuant to deeds and a Bill of Sale, dated as of December 22, 1998, the Original Borrower transferred, sold and conveyed all of its right, title and interest in and to the Mortgaged Properties (other than two Mortgaged Properties that, at the request of the Original Borrower and the New Borrower (as defined herein), are being released from the lien of the Mortgages (the "Released Properties")) to KPT REMIC Loan LLC (the "New Borrower"), and pursuant to a Loan Assumption Agreement, dated as of December 22, 1998, all of the obligations of the Original Borrower under the Mortgage Note and the Mortgages have been assumed by the New Borrower;

        WHEREAS, the New Borrower has entered into a Deed of Trust, Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, dated as of December 22, 1998 (the "Additional Mortgage"), whereby the New Borrower granted to the Trustee, for the benefit of the Noteholders, a lien on and security interest in certain additional Mortgaged Properties (the "Additional Mortgaged Properties") to secure further the New Borrower's obligations under the Mortgage Note and the loan evidenced thereby;

        WHEREAS, the New Borrower also has entered into a Pledge Agreement, dated as of December 22, 1998 (the "Pledge Agreement"), whereby the New Borrower pledged to the Trustee, for the benefit of the Noteholders, cash in the amount of $2,400,000 (the "Cash Collateral") to secure further the New Borrower's obligations under the Mortgage Note and the loan evidenced thereby;

        WHEREAS, in consideration for its consent to the release of the Released Properties from the lien of the Mortgages, the Issuer, as the beneficial owner of the Mortgage Note and the collateral security therefor, has agreed that the Additional Mortgaged Properties and the Cash Collateral should be transferred, pledged and collaterally assigned to the Trustee, as legal holder of the Mortgage Note and the collateral security therefor, for the benefit of the Noteholders;

        WHEREAS, Section 901 of the Indenture provides that the Issuer, the Master Servicer and the Trustee may at any time enter into a supplemental indenture, without the consent of the Holders, to (1) convey, transfer, assign, mortgage or pledge any property to the Trustee and (2) correct or amplify the description of any property subject to the lien of the Indenture;

        WHEREAS, the Issuer desires to pledge and grant to the Trustee, for the benefit of the Noteholders, all of the Issuer's right, title and interest in, to and under the Additional Mortgage and the Pledge Agreement, to further secure the Issuer's obligations under Notes, as follows:

                                 GRANTING CLAUSE

               NOW, THEREFORE, THIS SUPPLEMENT WITNESSETH that, to secure the payment of the principal of and interest on the Notes and the performance of the covenants therein and in the Indenture and this Supplement, and in consideration of the premises and of the release of the Released Properties, the Company, by these presents, does grant, assign, pledge, set over and confirm to the Trustee, and grant to the Trustee a security interest in, all of the Company's estate, right, title and interest in, to and under the Additional Mortgage and the Pledge Agreement (including any and all extensions and modifications thereof), any and all rights to make claims for, collect and receive any and all rents, income, revenues, issues, proceeds, profits, security and other monies payable or receivable thereunder or with respect thereto, to bring proceedings thereunder or for the specific or other enforcement thereof or with respect thereto, in the name of the Company or otherwise, and the right to make all waivers and agreements, to grant or refuse requests, to give or withhold notices, and to execute and deliver, in the name and on behalf of the Company, as agent and attorney-in-fact, any and all instruments in connection therewith and to do any and all things which the Company is or may be entitled to do thereunder all as may be limited by and more fully described in the Additional Mortgage and the Pledge Agreement, but no obligation of the Company or the Borrower under the provisions of either of the Additional Mortgage or the Pledge Agreement or with respect thereto shall be impaired or diminished by virtue thereof, nor shall any such obligation be imposed upon the Trustee;

                                    HABENDUM

               TO HAVE AND TO HOLD all and singular the Additional Mortgage and the Pledge Agreement unto the Trustee and its successors and assigns forever, for the benefit of the Holders of the Notes;

                                 GRANT IN TRUST

               IN TRUST for the equal and proportionate benefit and security of the Holders from time to time of all the Notes issued and to be issued under the Indenture (equally and ratably among the Notes of a class without any priority or preference of any Note over any other Note of its class), and for enforcement of the payment of the Notes in accordance with their terms and of all other sums payable under the Indenture or on the Notes, and for the performance and observance of and compliance with the provisions of the Indenture and the Security Documents, all in accordance with the Indenture.

        NOW, THEREFORE, the Issuer, the Master Servicer (at the request of the Trustee and in reliance upon the consent so given by the Trustee) and the Trustee hereby agree as follows:

Section 1.     Amendments to Indenture.

        1.1 Definitions. Article I of the Indenture is hereby amended and supplemented as follows:

        (a) The following new definition shall be inserted immediately following the definition of "Act:"

               "Additional Mortgage" means the Deed of Trust, Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, dated as of December 22, 1998, between the Borrower and the Trustee, covering Mortgaged Properties, as may be amended, modified or supplemented from time to time as permitted hereby and thereby.

        (b) The definition of "Assignment of Leases and Rents" is hereby deleted in its entirety and the following is substituted in lieu thereof:

               "Assignment of Leases and Rents" means, collectively, the two separate Assignments of Leases and Rents and the New York Assignment of Leases and Rents, as such terms are defined in the Mortgage."

        (c) The definition of "Borrower" is hereby deleted in its entirety and the following is substituted in lieu thereof:

               "Borrower" means KPT REMIC Loan LLC, a limited liability company organized under the laws of the State of Delaware, and its permitted successors and assigns under the Mortgage.

        (d) The following new definition shall be inserted immediately following the definition of "Liquidation Proceeds:"

               "Loan Assumption Agreement" means the Loan Assumption Agreement, dated as of December 22, 1998, by and among FSA Properties, Inc., the Borrower and the Trustee.

        (e) The definition of "Manager's Consent and Subordination Agreement" is hereby deleted in its entirety and the following is substituted in lieu thereof:

               "Manager's Consent and Subordination Agreement" means the Manager's Consent and Subordination of Management Agreement dated as of December 22, 1998 among the Borrower, Konover Property Trust, Inc. and the Trustee.

        (f) The definition of "Master Servicer" is hereby amended by deleting the words, "Fleet Management and Recovery Corporation, a Rhode Island corporation" and inserting in their place the words "Mellon Mortgage Company."

(g) The definition of "Mortgage" is hereby deleted in its entirety and the following is substituted in lieu thereof:

               "Mortgage" means, collectively, (i) the Modified and Consolidated Deed of Trust, Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, dated as of May 22, 1995, between FSA Properties, Inc. and the Originator, covering 17 Mortgaged Properties, as the same may be rerecorded in the County of Salt Lake, Utah, pursuant to the letter of instructions dated May 22, 1995 by and among FSA Properties, Inc., the Originator, the Company and the Trustee for the purpose of subjecting to the lien thereof the Draper Outparcels (as defined in the Mortgage), the obligations of FSA Properties, Inc. thereunder having been assumed by the Borrower pursuant to the Loan Assumption Agreement, (ii) the Modified and Consolidated Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, dated as May 22, 1995, between FSA Properties, Inc. and the Originator, covering the Mortgaged Property located at Lake George, New York, the obligations of FSA Properties, Inc. thereunder having been assumed by the Borrower pursuant to the Loan Assumption Agreement, and (iii) the Additional Mortgage, in each case as amended, modified or supplemented from time to time as permitted hereby and thereby.

        (h) The definition of "Mortgage Note" is hereby deleted it in its entirety and the following is substituted in lieu thereof:

               "Mortgage Note" means the Consolidated, Amended and Restated Promissory Note dated as of May 22, 1995 by FSA Properties, Inc. to the Originator in the actual principal amount of $95,000,000 consisting of the Class A Component, the Class B Component and the Class C Component, and all amendments or supplements to such Mortgage Note in accordance with the terms of the Mortgage, the obligations of FSA Properties, Inc. thereunder having been assumed by the Borrower pursuant to the Loan Assumption Agreement.

        (i) The definitions of "Paying Agent" and "Principal Paying Agent" are hereby amended by deleting the words "Bank One, Columbus, NA" in each such definition and inserting in their place the words "First Union National Bank."

        (j) The following new definition shall be inserted immediately following the definition of "Person":

               "Pledge Agreement" means the Pledge Agreement, dated as of December 22, 1998, by and between the Borrower and the Trustee.

        (k) The definition of "Security Documents" is hereby amended by adding the following language immediately following the end of such definition:

               "Security Documents" shall also include the Additional Mortgage, the Pledge Agreement, the Loan Assumption Agreement, each other Loan Document executed in connection therewith, and each additional document, instrument, certificate or agreement related thereto or delivered in connection therewith to establish, create or maintain the security interest of the Trustee in the Mortgaged Property or other collateral described therein to secure payment of the Mortgage Note, including all accounts established pursuant to the Additional Mortgage and all insurance policies required under the Additional Mortgage."

        1.2 Enforcement of Rights of Trustee and Issuer. The following new paragraph is hereby inserted in Section 404 of the Indenture immediately following the existing paragraph:

               The parties acknowledge that the Trustee, as Trustee under this Indenture and legal holder of the Mortgage Loan, is the mortgagee, grantee, beneficiary and secured party under the Additional Mortgage and the pledgee and secured party under the Pledge Agreement. The parties hereby agree that, notwithstanding any provision of this Indenture to the contrary, whenever this Indenture refers to the enforcement or exercise of the rights of the Issuer under any one or more of the Security Documents, or the taking of any action or the exercise of any remedy under any one or more of the Security Documents (including, but not limited to, the right to foreclose upon or take any other action or exercise any remedy available under the Mortgage or the Mortgage
               Note), such rights, action or remedy shall be deemed to include the rights, actions or remedies available to the Trustee under the Additional Mortgage and the Pledge Agreement.

        Section 2. Ratification of Indenture.

        As supplemented and amended by this Supplement, the Indenture is in all respects ratified and confirmed, and the Indenture as so supplemented and amended by this Supplement shall be read, taken and construed as one and the same instrument.

        Section 3. Counterparts.

        This Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

        Section 4. Governing Law.

        This Supplement shall be governed by and construed in accordance with the laws of the State of New York without reference to the conflict of laws provisions thereof.

        IN WITNESS WHEREOF, the Issuer, the Master Servicer and the Trustee have caused this Supplement to be duly executed by their respective duly authorized officers all as of the day and year first above written.

                                  FSA FINANCE, INC.



                                  By:______________________________
                                  Title:___________________________


                                  MELLON MORTGAGE COMPANY,
                                         as Master Servicer



                                  By:______________________________
                                  Title:___________________________


                                  FIRST UNION NATIONAL BANK,
                                         as Trustee



                                  By:______________________________
                                  Title:___________________________

                                       7